Exhibit 10.1

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is entered into by and between Spark Networks, Inc., a Delaware Corporation (“Company”), and Gregory R. Liberman (“Executive”).

A. The Company and Employee entered into that certain Executive Employment Agreement dated April 11, 2011 (the “Agreement”) pursuant to which the Executive would be employed by the Company as President and Chief Executive Officer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

B. The Company and the Employee wish to amend the Agreement pursuant to the terms of Section 13 thereof to reflect the following: (1) an increase in Executive’s Base Salary from $325,000 to $375,000 and (2) an increase in Executive’s Target Annual Bonus from $225,000 to $250,000.

The parties agree as follows:

1. Effective Date. The effective date of this Amendment shall be January 1, 2013 (the “Amendment Effective Date”).

2. Base Salary. As of the Amendment Effective Date, all references to the Base Salary throughout the Agreement and as contained in Section 4.1 thereof shall mean three hundred seventy-five thousand dollars ($375,000).

3. Target Annual Bonus. As of the Amendment Effective Date, all references to the Target Annual Bonus throughout the Agreement and as contained in Section 4.2 thereof shall mean two hundred fifty thousand dollars ($250,000).

4. No Other Changes in Terms and Conditions of Agreement. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Interpretation; Construction. This Amendment and the Executive Employment Agreement shall be read together as a single, integrated agreement. The headings set forth in this Amendment are for convenience only and shall not be used in interpreting this Amendment. This Amendment has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Amendment and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

THE PARTIES TO THIS AMENDMENT HAVE READ THE FOREGOING AMENDMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AMENDMENT ON THE DATES SHOWN BELOW.

GREGORY R. LIBERMAN

/s/ Gregory R. Liberman

Dated: December 20, 2012

SPARK NETWORKS, INC

/s/ Michael Kumin
Michael Kumin
Chairman of the Board of Directors

Dated: December 20, 2012